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                                                                       Exhibit 5

                          American General Corporation
                               2929 Allen Parkway
                             Houston, Texas  77019



                                                          May 19, 1997


     I have acted as counsel to American General Corporation, a Texas corporation (the "Company" or "American General") in connection with the acquisition (the "Merg er") by the Company of USLIFE Corporation ("USLIFE") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 12, 1997, among the Company, Texas Stars Corporation, a New York corporation, and USLIFE. The Company has prepared a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), which Registration Statement relates to the proposed issuance by the Company of certain shares of the Company's Common Stock, par value $.50 per share (the "Shares") (together with the attached Preferred Share Purchase Rights, "Common Stock"), pursuant to the Merger Agreement.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents as I have deemed necessary or appropriate as a basis for the opinion set forth herein, including, with out limitation, (i) the Registration Statement, including the Joint Proxy Statement/Prospectus; (ii) the Restated Articles of Incorporation of the Company; (iii) the Amended and Restated Bylaws of the Company; (iv) the Rights Agreement dated as of July 27, 1989, as amended by the First Amendment thereto dated as of October 26, 1992, by and between the Company and First Chicago Trust Company of New York, as Rights Agent; (v) the Merger Agreement; (vi) resolutions of the Board of Directors of the Company relating to the transactions contemplated by the
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American General Corporation
May 19, 1997
Page 2

Registration Statement; (vii) a specimen certificate evidencing the Common Stock; and (viii) such other certificates, instruments and documents as I considered necessary or appropriate for the purposes of this opinion.

     As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of certain public officials, officers and other representatives of the Company, and others.

     For purposes of this opinion, I have assumed that prior to the issuance of any of the Shares (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will be effective; (ii) the Merger Agreement will be approved by the USLIFE stockholders; (iii) the issuance of shares of Common Stock to be used as consideration in the Merger will be approved by the American General stockholders; (iv) the Certificate of Merger, which will give effect to the Merger, will be properly executed, verified and delivered to the Department of State of the State of New York as provided by the New York Business Corporation Law; (v) the transactions contemplated by the Merger Agreement will be consummated; and (vi) the certificates representing the Shares will be manually signed by an authorized officer of the transfer agent for the Common Stock and will be registered by the registrar for the Common Stock and will conform to the specimen thereof examined by me.

     I am admitted to the bar in the State of Texas, and I do not express any opinion as to the laws of any other jurisdiction.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when the conditions to the Merger set forth in the Merger Agreement have been satisfied and the Merger has been effected in accordance therewith, the Shares issued in exchange for shares of capital stock of USLIFE pursuant to the
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American General Corporation
May 19, 1997
Page 3

Merger will be validly issued, fully paid and non-assess able.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                Very truly yours,

                                                /s/ Susan A. Jacobs

                                                Susan A. Jacobs
                                                Associate General Counsel